Exhibit 99.1

Press Release

For Release, 09:10AM EST November 10, 2020

Neonode Reports Third Quarter Ended September 30, 2020
Financial Results

STOCKHOLM, SWEDEN, November 10, 2020 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the three and nine months ended September 30, 2020.

FINANCIAL SUMMARY THIRD QUARTER 2020

●	Net sales totaled $1.5 million compared to $1.3 million for the same period last year.

●	Net loss attributable to Neonode Inc. totaled $1.6 million compared to a net loss of $1.1 million for the same period last year.

●	Loss per share totaled $0.16 compared to a loss per share of $0.12 for the same period last year.

●	Net cash used in operating activities totaled $1.8 million and $1.4 million for the three months ended September 30, 2020 and 2019, respectively.

BUSINESS HIGHLIGHTS DURING THE QUARTER

●	The company completed a $13.9 million private placement financing transaction receiving cash proceeds of $13.0 million, net of offering costs. The company’s CEO and two members of the Board participated in the transaction purchasing a total of $3.1 million in stock.

●	In addition, as part of the private placement financing transaction, the company fully repaid $1.0 million in short-term working capital loans owed to the two members of the Board.

●	Continued marketing of touch sensor modules with a focus on contactless touch applications with customers in the elevator and interactive kiosk segments.

●	Increased sales of touch sensor modules and evaluation kits to end customers and value adding partners.

●	Advanced discussions regarding several new development projects around zForce® touch solutions with existing and new customers, including in the avionics and industrial control systems segments.

●	Continued development and marketing of MultiSensing® platform for driver and in-cabin monitoring in automotive applications.

●	Strengthened technical leadership through recruitment of Mr. Atsushi Ishii as new Vice President Engineering.

BUSINESS HIGHLIGHTS SINCE THE END OF THE QUARTER

●	Expansion of sales team in North America and Europe and of partner network in Asia.

●	Focused work on execution of marketing and business development plans to drive sales.

●	Continued trend of growing interest in the company’s contactless touch solutions and increased sales of touch sensor modules and evaluation kits.

●	Prototype development agreement signed with leading U.S. defense contractor.

THE CEO’S COMMENTS

“License fees earned in the third quarter from our printer and automotive customers continued to be at reduced levels due to slower sales in the global markets amid the COVID-19 crisis. We expect these markets to rebound in the future as the pandemic is controlled but hesitate to speculate how quickly any recovery will be. We also continue to see certain customers delaying decisions regarding new development projects and investments due to COVID-19-related challenges in their businesses, in particular in Europe and North America. On the other side, COVID-19 has also rapidly projected our technology into new areas of growth. Our contactless touch sensor technology is an elegant, cost-effective solution that can protect consumers from having to physically touch surfaces on devices in public spaces.  COVID-19 has been a paradigm shift in global consumer behavior, where people want to avoid touching buttons, keypads, and screens on public space devices,” commented Dr. Urban Forssell, CEO of Neonode.

“We are currently engaged with numerous customers around the world assisting them in development and product release of innovative solutions for contactless touch in elevators and self-service, multi-user kiosks. These customer activities have resulted in an increase in the manufacture and shipment of evaluation kits and sensors modules. We anticipate the worldwide demand for our sensor modules will continue to build over the coming quarters and years from these and new customer applications in self-service kiosks, vending machines, elevators, and other applications. We are also experiencing strong customer interest for our touch and in-cabin monitoring solutions offerings from customers in the military and avionics, industrial, and automotive segments. To expand our reach and accelerate growth we continue to build our sales and partner eco-system. For example, we recently added four new value-added resellers in Asia and hired two highly qualified salespersons. We also completed a significant financing transaction that included the participation of several investment funds along with company insiders. The proceeds from the financing not only strengthen the company’s cash position, but also provide the liquidity to accelerate growth by adding critical assets needed to meet growing customer demand,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE THREE AND NINE MONTH PERIOD ENDED SEPTEMBER 30, 2020

The increase of 14.1% in total net revenues for the three-month period in 2020 as compared to the same period in 2019 was primarily related to significantly higher revenues from sensor module sales which was partially offset by slightly lower license revenues. The decrease of 29.5% in total net revenues for the nine-month period in 2020 as compared to the same period in 2019 was primarily related to lower license revenues across all customers. In accordance with our revenue recognition policy, we record unbilled license fees using prior royalty revenue data. In 2020, due to the uncertainty in the global economy, we recorded lower estimated license fees than in the same period in 2019.

Our combined total gross margin was 86.6% and 89.6% for the three and nine months ended September 30, 2020 and 95.1% and 95.3% for the three and nine months ended September 2019, respectively. The decrease in total gross margin in 2020 as compared to 2019 was primarily due to the increase in sales of sensor modules with lower gross margins compared to the 100% gross margin on license fees, plus certain costs relating to inventory adjustments in 2020. Our operating expense increased 24.8% and decreased 2.5% in the three and nine months ended September 30, 2020, respectively, compared to same periods in 2019. The increase for the three months in 2020 is primarily due to actual and estimated one-time legal costs. The decrease for the nine months period in 2020 is primarily related to lower staff expenses and scrapped inventory included in the comparable periods in 2019.

Net loss attributable to Neonode Inc. for the three and nine months ended September 30, 2020 was $1.6 million and $4.3 million, or a loss of $0.16 and $0.45 per share, respectively, compared to a net loss of $1.1 million and $2.9 million, or a loss of $0.12 and $0.33 per share, in the comparable periods in 2019, respectively.

Cash used by operations was $1.8 million and $3.7 million for three and nine months ended September 30, 2020, respectively, compared to $1.4 million and $2.9 million in the same periods in 2019, respectively.

Cash and accounts receivable totaled $13.3 million on September 30, 2020 compared to $3.7 million at December 31, 2019.

CONFERENCE CALL INFORMATION

The company will host a conference call Tuesday November 10, 2020 at 10AM Eastern Standard Time (EST)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Urban Forssell, CEO, Maria Ek, CFO, and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic), +1 (678) 607-2005 (international) or 085 661 9361 (Stockholm, Sweden). To access the call all participants must use the following Conference ID: #6708249. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

https://event.on24.com/wcc/r/2796934/24252073E597983C0BA475E62DA1868F

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 11/10/2020 (13:00PM EST) to 11/24/2020 (23:59PM EST). To access the recording, please use one of these Dial-In Numbers (800) 585-8367, (855) 859-2056 or (404) 537-3406, and the Conference ID #6708249.

Neonode will post a link to the presentation from the conference call in the Investor Relations section of the Neonode website www.neonode.com after the call.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com
Phone: +1 925 768 0620

Chief Financial Officer

Maria Ek

E-mail: maria.ek@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 75 million products and the company holds more than 120 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, medical, avionics, and automotive industries.

Neonode operates in three business areas: HMI Solutions, HMI Products and Remote Sensing Solutions. In HMI Solutions, Neonode offers customized touch and gesture control solutions for different markets and segments, including the military & avionics and industrial segments. In HMI Products, the company provides standardized sensor modules for contactless touch, touch and gesture sensing applications relevant to many industries, including the elevator and interactive kiosk segments. In Remote Sensing Solutions, Neonode offers software solutions for driver and in-cabin monitoring in vehicles.

NEONODE and the NEONODE logo are trademarks of Neonode, Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, the impact of COVID-19, the increase in customer demand, their projects and sales, our ability to generate growth, and estimated lawsuit costs. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the SEC from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$12,212	$2,357
Accounts receivable and unbilled revenue, net	1,044	1,324
Projects in process	11	8
Inventory	1,128	1,030
Prepaid expenses and other current assets	1,000	715
Total current assets	15,395	5,434

Investment in joint venture	3	3
Property and equipment, net	1,072	1,583
Operating lease right-of-use assets	155	416
Total assets	$16,625	$7,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$917	$555
Accrued payroll and employee benefits	908	960
Accrued expenses	629	541
Deferred revenues	143	67
Current portion of finance lease obligations	650	568
Current portion of operating lease obligations	118	332
Total current liabilities	3,365	3,023

Finance lease obligations, net of current portion	277	508
Operating lease obligations, net of current portion	-	58
Total liabilities	3,642	3,589

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 11,467,377 and 9,171,154 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	11	9
Additional paid-in capital	211,587	197,543
Accumulated other comprehensive loss	(890)	(639)
Accumulated deficit	(194,813)	(190,520)
Total Neonode Inc. stockholders’ equity	15,895	6,393
Noncontrolling interests	(2,912)	(2,546)
Total stockholders’ equity	12,983	3,847
Total liabilities and stockholders’ equity	$16,625	$7,436

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues:
HMI Solutions	$1,211	$1,214	$3,071	$4,625
HMI Products	284	96	476	407
Total revenues	1,495	1,310	3,547	5,032
Cost of revenues:
HMI Solutions	-	-	1	5
HMI Products	201	64	367	231
Total cost of revenues	201	64	368	236

Total gross margin	1,294	1,246	3,179	4,796

Operating expenses:
Research and development	901	1,167	2,939	3,878
Sales and marketing	604	491	1,797	1,431
General and administrative	1,535	777	3,034	2,658

Total operating expenses	3,040	2,435	7,770	7,967
Operating loss	(1,746)	(1,189)	(4,591)	(3,171)

Other expense:
Interest expense	11	8	25	27
Total other expense	11	8	25	27

Loss before provision (benefit) for income taxes	(1,757)	(1,197)	(4,616)	(3,198)

Provision (benefit) for income taxes	(9)	2	10	15
Net loss including noncontrolling interests	(1,748)	(1,199)	(4,626)	(3,213)
Net loss attributable to noncontrolling interests	110	113	366	290
Net loss attributable to Neonode Inc.	(1,638)	(1,086)	(4,260)	(2,923)
Preferred dividends	(33)	-	(33)	-
Net loss attributable to common shareholders of Neonode Inc.	$(1,671)	$(1,086)	$(4,293)	$(2,923)

Loss per common share:
Basic and diluted loss per share	$(0.16)	$(0.12)	$(0.45)	$(0.33)
Basic and diluted – weighted average number of common shares outstanding	10,128	8,811	9,492	8,804

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net loss	$(1,748)	$(1,199)	$(4,626)	$(3,213)
Other comprehensive income (loss):
Foreign currency translation adjustments	(228)	(145)	(251)	(300)
Comprehensive loss	(1,976)	(1,344)	(4,877)	(3,513)
Less: Comprehensive loss attributable to noncontrolling interests	110	113	366	290
Comprehensive loss attributable to Neonode Inc.	$(1,866)	$(1,231)	$(4,511)	$(3,223)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Preferred Stock Shares Issued)

(Unaudited)

For the Quarter to Date periods ended September 30, 2019 through September 30, 2020

	Preferred Stock Shares Issued	Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, December 31, 2018	82	$-	8,800	$9	$197,507	$(456)	$(185,222)	$11,838	$(2,042)	$9,796

Foreign currency translation adjustment	-	-	-	-	-	(181)	-	(181)	-	(181)

Net loss	-	-	-	-	-	-	(573)	(573)	(111)	(684)

Balances, March 31, 2019	82	$-	8,800	$9	$197,507	$(637)	$(185,795)	$11,084	$(2,153)	$8,931

Conversion of Series B Preferred Stock to common stock	(2)	-	1	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	26	-	26	-	26

Net loss	-	-	-	-	-	-	(1,264)	(1,264)	(66)	(1,330)

Balances, June 30, 2019	80	$-	8,801	$9	$197,507	$(611)	$(187,059)	$9,846	$(2,219)	$7,627

Conversion of Series B Preferred Stock to common stock	(80)	-	10	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	(145)	-	(145)	-	(145)

Net loss	-	-	-	-	-	-	(1,086)	(1,086)	(113)	(1,199)

Balances, September 30, 2019	-	$-	8,811	$9	$197,507	$(756)	$(188,145)	$8,615	$(2,332)	$6,283

Common stock issued upon exercise of common stock warrants	-	-	360	-	36	-	-	36	-	36

Foreign currency translation adjustment	-	-	-	-	-	117	-	117	-	117

Net loss	-	-	-	-	-	-	(2,375)	(2,375)	(214)	(2,589)

Balances, December 31, 2019	-	$-	9,171	$9	$197,543	$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Foreign currency translation adjustment	-	-	-	-	-	(87)	-	(87)	-	(87)

Net loss	-	-	-	-	-	-	(1,010)	(1,010)	(102)	(1,112)

Balances, March 31, 2020	-	$-	9,171	$9	$197,543	$(726)	$(191,530)	$5,296	$(2,648)	$2,648

Foreign currency translation adjustment	-	-	-	-	-	64	-	64	-	64

Net loss	-	-	-	-	-	-	(1,612)	(1,612)	(154)	(1,766)

Balances, June 30, 2020	-	$-	9,171	$9	$197,543	$(662)	$(193,142)	$3,748	$(2,802)	$946

Issuance of shares for cash, net of offering costs	3,932	3,932	1,612	1	9,597	-	-	13,530	-	13,530

Series C-2 Preferred Stock issued for repayment of short-term borrowings and accrued interest	517	517	-	-	(1)	-	-	516	-	516

Conversion of Series C-1 and C-2 Preferred Stock to common stock	(4,449)	(4,449)	684	1	4,448	-	-	-	-	-

Preferred dividends	-	-	-	-	-	-	(33)	(33)	-	(33)

Foreign currency translation adjustment	-	-	-	-	-	(228)	-	(228)	-	(228)

Net loss	-	-	-	-	-	-	(1,638)	(1,638)	(110)	(1,748)

Balances, September 30, 2020	-	$-	11,467	$11	$211,587	$(890)	$(194,813)	$15,895	$(2,912)	$12,983

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(4,626)	$(3,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	20
Depreciation and amortization	567	650
Amortization of operating lease right-of-use assets	289	298
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	284	(128)
Projects in process	(3)	(8)
Inventory	(55)	(8)
Prepaid expenses and other current assets	(248)	(76)
Accounts payable and accrued expenses	310	(30)
Deferred revenues	73	(16)
Operating lease obligations	(298)	(362)
Net cash used in operating activities	(3,707)	(2,873)

Cash flows from investing activities:
Purchase of property and equipment	(17)	(89)
Net cash used in investing activities	(17)	(89)

Cash flows from financing activities:
Proceeds from issuance of preferred and common stock, net of offering costs	13,530	-
Proceeds from short term borrowings	966	-
Proceeds from short term tax credits	542	-
Payments on short term borrowings	(516)	-
Payments on short term tax credits	(557)	-
Principal payments on finance lease obligations	(185)	(403)
Payment of preferred dividend	(2)	-
Net cash provided by (used in) financing activities	13,778	(403)

Effect of exchange rate changes on cash	(199)	(165)

Net increase (decrease) in cash	9,855	(3,530)
Cash at beginning of period	2,357	6,555
Cash at end of period	$12,212	$3,025

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10	$15
Cash paid for interest	$25	$27
Supplemental disclosure of non-cash investing and financing activities:
Short-term borrowings and accrued interest settled for Series C-2 Preferred Stock	$516	$-
Accrual of dividends	$31	$-
Right-of-use asset obtained in exchange for lease obligation	$25	$-